Exhibit 4.8.68 -Design Drawings -Summary

Room No.	Room Name	L/W/H	Telephone	Network
1-D-1-01	People Air Brake	3.5/2.0/2.8	N	N
1-D-1-02	Material Air Brake	3.5/2.0/2.8	N	N
1-C-1-03	People Air Brake	3.5/2.0/2.8
1-C-1-04	Material Air Brake	3.5/2.0/2.8
1-C-1-05	Clean Walkway	/2.8	2
1-C-1-06	Storage after Sterilization	7.0/3.8/2.8
1-C-1-07	Sterilization	7.0/5.0/2.8	1
1-C-1-08	Storage	7.0/5.3/2.8	1
1-D-1-09	Washing	7.0/8.0/3.5	1
1-E-1-10	Material Purifying	2.4/3.0/2.8
1-C-1-11	Exit Air Brake	2.7/2.0/2.8
1-C-1-12	Preparation of Buffer Solution	5.4/6.2/3.5	1
1-C-1-13	Control Room	5.4/3.3.2.8	1	1
1-C-1-14	Preparation of Culture Medium	5.4/10.9/4.0	1

2-C-1-01	Material Air Brake	5.4/2.0/2.8
2-C-1-02	People Air Brake	5.4/2.2/2.8
2-C-1-03	Cell Culture Room	11.6/25.2/2.8	1
2-C-1-04	Cold Room	4.9/19.0/2.8
2-C-1-05	Exit Air Brake	2.2/2.2/2.8

3-B-1-01	People Air Brake	2.0/2.2/2.8
3-B-1-02	Material Air Brake	2.0/2.4/2.8
3-B-1-03	Seed Proliferation	17.3/4.6/2.8	1
3-B-1-04	Exit Air Brake	1.7/2.8/2.8
3-C-1-05	Exit Air Brake	1.7/2.8/2.9

4-C-1-01	People Air Brake	2.4/1.8/2.8
4-C-1-02	Material Air Brake	3.4/2.0/2.8
4-C-1-03	Ultrafiltration	6.6/7.4/2.8	1
4-C-1-04	Material Air Brake	2.9/2.0/2.8
4-C-1-05	People Air Brake	2.4/2.0/2.8
4-C-1-06	Purification	11.8/3.5/2.8	1	1
4-B-1-07	People Air Brake	2.4/2.0/2.8
4-B-1-08	Original Solution	3.6/3.8/2.8	1
4-B-1-09	Exit Air Brake	1.8/1.8/2.8
4-C-1-10	Exit Air Brake	1.8/1.8/2.8
4-D-1-11	Exit Walkway	/2.4/2.8
4-D-1-12	Air Brake	2.4/2.4/2.8
4-E-1-13	Hygiene Instruments Washing	2.4/2.0/2.8
4-E-1-14	Hygiene Instruments Storage	2.4/2.0/2.8

Room No.	Room Name	L/W/H	Telephone	Network
5-D-1-01	People Air Brake	3.5/2.0/2.8
5-D-1-02	Material Air Brake	3.5/2.0/2.8
5-C-1-03	People Air Brake	3.5/2.0/2.8
5-C-1-04	Material Air Brake	3.5/2.0/2.8
5-C-1-05	Clean Walkway	/2.8	2
5-C-1-06	Storage after Sterilization	7.0/3.8/2.8
5-C-1-07	Sterilization	7.0/5.0/2.8	1
5-C-1-08	Storage	7.0/5.3/2.8	1
5-D-1-09	Washing	7.0/8.0/3.5	1
5-E-1-10	Material Purifying	2.4/3.0/2.8
5-C-1-11	Exit Air Brake	2.7/2.0/2.8
5-C-1-12	Preparation of Buffer Solution	5.4/7.3/3.5	1
5-D-1-13	Control Room	5.4/3.6.2.8	1	1
5-C-1-14	Preparation of Culture Medium	5.4/10.9/4.0	1

6-C-1-01	Material Air Brake	5.4/2.0/2.8
6-C-1-02	People Air Brake	5.4/2.2/2.8
6-C-1-03	Cell Culture Room	11.6/25.2/2.8	1
6-C-1-04	Cold Room	4.9/19.0/2.8
6-C-1-05	Exit Air Brake	2.2/2.2/2.8

7-B-1-01	People Air Brake	2.4/2.1/2.8
7-B-1-02	Material Air Brake	2.4/2.1/2.8
7-B-1-03	Seed Proliferation	/2.8	1
7-B-1-04	Exit Air Brake	1.7/2.8/2.8
7-C-1-05	Exit Air Brake	1.7/2.8/2.9

8-C-1-01	People Air Brake	2.4/1.8/2.8
8-C-1-02	Material Air Brake	3.4/2.0/2.8
8-C-1-03	Ultrafiltration	6.6/7.4/2.8	1
8-C-1-04	Material Air Brake	2.9/2.0/2.8
8-C-1-05	People Air Brake	2.4/2.0/2.8
8-C-1-06	Purification	11.8/3.5/2.8	1	1
8-B-1-07	People Air Brake	2.4/2.0/2.8
8-B-1-08	Original Solution	3.6/3.8/2.8	1
8-B-1-09	Exit Air Brake	1.8/1.8/2.8
8-C-1-10	Exit Air Brake	1.8/1.8/2.8
8-D-1-11	Exit Walkway	/2.4/2.8
8-D-1-12	Air Brake	2.4/2.4/2.8
8-E-1-13	Hygiene Instruments Washing	2.4/2.0/2.8
8-E-1-14	Hygiene Instruments Storage	2.4/2.0/2.8

Room No.	Room Name	L/W/H	Telephone	Network
9-D-1-01	Material Air Brake	2.3/1.9/2.8
9-C-1-02	Material Air Brake	2.5/1.9/2.8
9-D-1-03	People Air Brake	2.4/1.8/2.8
9-C-1-04	People Air Brake	2.4/1.8/2.8
9-B-1-05	Material Air Brake	2.4/1.8/2.8
9-B-1-06	People Air Brake	2.1/2.7/2.8
9-B-1-07	Storage	2.8/2.6/2.8
9-B-1-08	Solution Dosing	3.0/3.7/2.8	1
9-B-1-09	Exit Air Brake	2.4/1.8/2.8
9-C-1-10	Exit Air Brake	2.4/1.8/2.8
9-D-1-11	Exit Air Brake	2.4/1.8/2.8
9-B-1-12	Filling and Capping of Vials	7.9/5.0/2.8	1
9-B-1-13	Exit Air Brake	1.9/1.6/2.8
9-C-1-14	Exit Air Brake	1.6/1.6/2.8
9-D-1-15	Walkway	/2.8
9-D-1-16	Air Brake	1.9/1.8/2.8
9-E-1-17	Light Testing, Labeling	10.2/4.4/2.8	1
9-C-1-18	Cleaning and Sterilization of Vials	6.2/5.4/2.8	1	1
9-C-1-19	People Air Brake	1.8/2.7/2.8
9-C-1-20	Material Air Brake	1.8/2.7/2.8
9-C-1-21	Clean Instruments Storage	5.1/2.7/2.8
9-C-1-22	Exit Air Brake	1.8/1.8/2.8
9-D-1-23	Washing	5.2/3.6/2.8	1
9-C-1-24	Exit Air Brake	5.2/1.7/2.8
9-C-1-25	Clean Walkway	/2.8	1
9-C-1-26	Temporary Storage of Inner Packing Materials	10.7/1.9/2.8	1	1
9-E-1-27	Aluminum-Plastic Packing	10.2/6.0/2.8	1
9-C-1-28	Labeling, Light Testing	8.0/5.5/2.8	1
9-C-1-29	Exit Air Brake	2.4/1.8/2.8
9-B-1-30	People Air Brake	1.9/1.9/2.8
9-B-1-31	Storage	2.2/1.9/2.8
9-B-1-32	Pre-filling Syringe Filling	4.2/5.5/2.8	1
9-B-1-33	Material Air Brake	1.9/1.9/2.8
9-B-1-34	People Air Brake	1.9/1.9/2.8
9-B-1-35	Solution Dosing	3.9/4.0/2.8	1
9-B-1-36	Exit Air Brake	3.9/1.8/2.8
9-C-1-37	Exit Air Brake	3.0/1.8/2.8
9-C-1-38	Preparation of Buffer Solution	2.9/6.0/2.8	1
9-C-1-39	Enter Air Brake	2.6/1.9/2.8
9-D-1-40	Air Brake	2.4/1.7/2.8

Room No.	Room Name	L/W/H	Telephone	Network
11-F-1-01	Lobby	6.0/9.5/
11-F-1-02	Stair
11-F-1-03	Lavatory
11-F-1-04	Lavatory
11-F-1-05	Ante-room
11-F-1-06	Steam Decompression	7.4/2.4
11-F-1-07	Control Room	4.5/2.4	1	1
11-F-1-08	PW/WFI
11-F-1-09	Stair
11-F-1-10	Chilled Circulating Water
11-F-1-11	Safe Walkway
11-F-1-12	Air Cylinder Room
11-F-1-13	Central Control Room	4.4/3.8	1	1
11-F-1-14	Changing Shoes
11-F-1-15	Changing Clothes
11-F-1-16	Changing Clothes
11-F-1-17	Changing Clothes
11-F-1-18	Changing Clothes
11-F-1-19	Buffering
11-D-1-20	People Air Brake	2.7/1.8/2.8
11-C-1-21	People Air Brake	2.7/1.8/2.8
11-C-1-22	Work Clothes Storage in Clean Area	3.0/6.0/2.8	1
11-C-1-23	Exit Air Brake	1.5/1.7/2.8
11-D-1-24	Exit Air Brake	1.5/1.7/2.8
11-D-1-25	Work Clothes Cleaning in Clean Area	5.4/5.9/2.8
11-E-1-26	Hygiene Instruments Cleaning
11-E-1-27	Hygiene Instruments Storage
11-E-1-28	Work Clothes Cleaning in General Area		1
11-E-1-29	Maintanence Room	8.2/2.8	1	1

Room No.	Room Name	L/W/H	Telephone	Network
	Training Room	303sq.m.
	Middle-Size Meeting Room	36sq.m.
	Big-Size Meeting Room	45sq.m.
	QA Reference Room	50sq.m.
	Factory Director's Office1	14sq.m.
	Factory Director's Office2	14sq.m.
	Factory Director's Office3	14sq.m.
	Factory Director's Office4	14sq.m.
	Factory Director's Office5	14sq.m.
	Opening Office Area	376sq.m.
	Reception Room	9sq.m.
	Parlor	10sq.m.

13-F-2-01	HVAC	50.5/66.5	1	1
13-F-2-02	Maintenance	7.0/9.7	1	1
13-F-2-03	Power Distribution	7.0/9.7	1	1
13-F-2-04	Hall for Machine Room

14-F-2-01	Changing Clothes
14-F-2-02	Changing Clothes
14-F-2-03	Process Technology Room	3.6/6.8	1	1
14-F-2-04	Samples Keeping Room of Raw and Complementary Materials	3.5/6.8
14-F-2-05	Balance Room	4.8/5.1
14-F-2-06	Reagent Room	4.8/4.2
14-F-2-07	Samples Keeping Room of Products	5.0/6.8
14-F-2-08	Walkway
14-F-2-09	Laboratory	7.4/10.2	1	1
14-F-2-10	Protein Analysis Room	7.2/10.2	1	4
14-F-2-11	Storage Room	4.6/6.5
14-F-2-12	Gas Chromatography Room	4.6/3.6		1
14-F-2-13	Physical and Chemical Analysis Room	7.6/10.2	1	4
14-F-2-14	Activity Detection Room	7.2/10.2	1	4
14-F-2-15	Preparation	3.4/10.2
14-F-2-16	Sterilization	7.8/4.2
14-F-2-17	Washing and Brushing	7.8/6.1
14-B-2-18	Cleanroom for Sterile Examination	5.1/4.0/2.8
14-C-2-19	Walkway	9.8/2.0/2.8	1
14-C-2-20	Material Air Brake	2.6/2.1/2.8
14-D-2-21	Material Air Brake	2.3/2.1/2.8
14-C-2-22	People Air Brake	2.3/2.1/2.8
14-D-2-23	People Air Brake	2.3/2.1/2.8
14-E-2-24	Culture Room	5.2/6.0
14-E-2-25	Activity Detection Room	3.7/10.2
14-C-2-26	Instrument Storage	3.2/4.1/2.8
14-C-2-27	Microbial Limits Testing	3.6/3.7/2.8
14-C-2-28	Enter Air Brake	1.7/2.0/2.8
14-B-2-29	Enter Air Brake	1.7/1.9/2.8
14-B-2-30	Exit Air Brake	1.8/1.3/2.8
14-C-2-31	Exit Air Brake	2.0/1.9/2.8
14-D-2-32	Exit Air Brake	1.8/1.8/2.8

Room No.	Room Name	L/W/H	Telephone	Network
10-E-1-01	Liquid Nitrogen	1.8/2.8
10-E-1-02	Seed Bank	2.2/2.8
10-F-1-03	Normal Temperature Storehouse	21.2/28.4	1	1
10-D-1-04	People Air Brake	1.7/2.7/2.8
10-D-1-05	Material Purifying	3.6/2.2/2.8
10-C-1-06	People Air Brake	4.0/1.8/2.8
10-C-1-07	Weighting and Sampling Room	3.4/4.0/2.8	1	1
10-F-1-08	Original Solution Storehouse	7.6/3.6
10-F-1-09	Refrigerator for Bulk Products
10-F-1-10	Refrigerator for Raw Materials
10-F-1-11	Buffering
10-F-1-12	Warehouse Management	7.6/3.4	1	1
10-F-1-13	Relay	11.4/5.9
10-F-1-14	Outer Packing Removal Area
10-F-1-15	Buffering
10-F-1-16	Hygiene Instruments
10-F-1-17	Lavatory
10-F-1-18	Dangerous Cargo Warehouse
10-F-1-19	Stair
10-F-1-20	Elevator Hoistway
10-F-1-21	Ante-room for Elevator
10-F-1-23	Shipping Area	8.4/10.2	1	1
10-F-1-24	Buffering
10-F-1-25	Refrigerator
10-F-1-26	Auxiliary Machine
10-F-1-27	Refrigerator for Finished Prodcuts
10-F-1-28	Refrigerator for Finished Prodcuts
10-E-1-29	Packing	16.6/10.2	1	1
10-E-1-30	Coding Room	4.2/10.2
10-E-1-32	Walkway in Control Area